Exhibit 99.1

LIVE OAK BANCSHARES, INC. REPORTS THIRD QUARTER 2021 RESULTS

Wilmington, NC, October 27, 2021 - Live Oak Bancshares, Inc. (Nasdaq: LOB) (“Live Oak” or “the Company”) today reported third quarter 2021 net earnings available to common shareholders of $33.8 million, or $0.76 per diluted share.

“Live Oak is on a journey to define small business growth and success across the nation,” said Live Oak Chairman and CEO James S. (Chip) Mahan, III. “To continue on our mission to be America’s small business bank, we are pleased to report that we again exceeded $1.0 billion in loan originations this quarter while also successfully completing the conversion of our deposit customers to a next-generation platform.”

Third Quarter 2021 Key Measures

(Dollars in thousands, except per share data)			Increase (Decrease)
	3Q 2021	3Q 2020	Dollars	Percent	2Q 2021
Net interest income and servicing revenues	$84,013	$58,166	$25,847	44%	$77,680
Net income	33,839	33,780	59	0	63,582
Diluted earnings per share	0.76	0.81	(0.05)	(6)	1.41
Non-GAAP net income (1)	33,839	34,554	(715)	(2)	63,582
Non-GAAP diluted earnings per share (1)	0.76	0.83	(0.07)	(8)	1.41
Loan and lease production:
Loans and leases originated	$1,063,190	$966,499	$96,691	10%	$1,153,693
% Fully funded	55.1%	72.9%	n/a	n/a	58.6%
Total loans and leases	$6,461,367	$6,227,294	$234,073	4%	$6,506,334
Total assets	8,137,341	8,093,381	43,960	1	8,243,186
Total deposits	6,816,613	5,706,044	1,110,569	19	6,520,833

(1) See accompanying GAAP to Non-GAAP Reconciliation.

Loans and Leases

At September 30, 2021, the total loan and lease portfolio was $6.46 billion, 3.8% above its level a year ago and 0.7% below its level at June 30, 2021. Compared to the second quarter of 2021, loans and leases held for investment decreased $22.8 million, or 0.4%, to $5.42 billion while loans held for sale decreased $22.2 million, or 2.1%, to $1.04 billion. Average loans and leases were $6.47 billion during the third quarter of 2021 compared to $6.58 billion during the second quarter of 2021. Excluding Paycheck Protection Program (“PPP”) loans, the total loan and lease portfolio increased by $1.46 billion, or 32.3%, compared to the third quarter of 2020 and $392.6 million, or 7.0%, compared to the second quarter of 2021.

The total loan and lease portfolio of $6.46 billion is comprised of $489.8 million of PPP loans, net of deferred fees and costs, at September 30, 2021, which are carried at historical cost classified as held for investment. The unguaranteed percentage of the total loan and lease portfolio is significantly influenced by the inclusion of PPP loans carrying a 100% government guarantee. The total loan and lease portfolio at September 30, 2021, and June 30, 2021, of $6.46 billion and $6.51 billion, respectively, was comprised of 47.8% and 44.9% of unguaranteed loans and leases, respectively.

Loan and lease originations totaled $1.06 billion during the third quarter of 2021, a decrease of $90.5 million, or 7.8%, from the second quarter of 2021. Excluding PPP loans in each quarter, loan and lease originations totaled $1.06 billion for the third quarter of 2021, a 4.6% decrease from the prior quarter and a 12.1% increase from the third quarter of 2020.

Deposits

Total deposits increased to $6.82 billion at September 30, 2021, an increase of $1.11 billion compared to September 30, 2020, and an increase of $295.8 million compared to June 30, 2021.

The increase in total deposits from the prior quarter provides support for the growth in the loan and lease portfolio, excluding PPP loans, and origination activities during the third quarter of 2021.  Average total interest-bearing deposits for the third quarter of 2021 increased $282.8 million, or 4.5%, to $6.63 billion, compared to $6.35 billion for the second quarter of 2021. The ratio of average total loans and leases to average interest-bearing deposits was 97.5% for the third quarter of 2021, compared to 103.7% for the second quarter of 2021.  This ratio is influenced by average PPP loan volume and the use of the Federal Reserve’s Paycheck Protection Program Liquidity Facility (“PPPLF”) classified as long-term borrowings.

Borrowings

Borrowings totaled $575.0 million at September 30, 2021, compared to $1.75 billion and $1.01 billion at September 30, 2020, and June 30, 2021, respectively.  During the third quarter of 2021, the Company decreased borrowings by $437.4 million primarily by reducing the outstanding balance in the Federal Reserve’s PPPLF to $526.0 million as of September 30, 2021, compared to $961.0 million at June 30, 2021. The PPPLF has a 100% advance rate equal to the principal amount of PPP loans pledged as security and carries an interest rate of 0.35%, and loans financed under the PPPLF have a neutral impact on regulatory leverage capital ratios.

Net Interest Income

Net interest income for the third quarter of 2021 increased to $77.7 million compared to $51.4 million for the third quarter of 2020 and $71.5 million for the second quarter of 2021.

The increase for the third quarter of 2021 compared to the third quarter of 2020 was driven by the significant growth in the total loan and lease portfolio, excluding PPP loans. The increase in net interest income comparing these two periods was also driven by the reduction in the average rate on interest bearing liabilities from 1.27% for the third quarter of 2020 to 0.80% for the third quarter of 2021.

The net interest margin increased from the second quarter of 2021 by 36 basis points, from 3.63% to 3.99%.  The yield on interest earning assets for the third quarter of 2021 increased 29 basis points compared to the second quarter of 2021 and was primarily driven by accelerated PPP loan fee recognition accompanying heightened levels of forgiveness.  The increase in asset yield was enhanced by a 6 basis point reduction in the average cost of interest-bearing liabilities from 0.86% for the quarter ended June 30, 2021, to 0.80% for the quarter ended September 30, 2021.  The reduction in the cost of interest-bearing liabilities compared to the second quarter of 2021 was largely the result of the ongoing maturation and repricing of the certificates of deposit portfolio.

Noninterest Income

Noninterest income for the third quarter of 2021 decreased to $25.3 million compared to $47.0 million for the third quarter of 2020 and $70.1 million for the second quarter of 2021.  The primary drivers in noninterest income changes are outlined below.

The largest driver of the decrease in noninterest income for the third quarter of 2021 arose from equity security investment gains of $176 thousand compared to $14.7 million in the third quarter of 2020 and $44.3 million in the second quarter of 2021.  Gains in both the third quarter of 2020 and second quarter of 2021 were principally comprised of $13.7 million and $44.1 million, respectively, both associated with the Company’s investment in Greenlight Financial Technology, Inc. (“Greenlight”).

The loan servicing asset revaluation resulted in a loss of $5.9 million for the third quarter of 2021 compared to a gain of $2.1 million for the third quarter of 2020 and a loss of $3.2 million for the second quarter of 2021.  The decrease in the loan servicing asset valuation from the prior quarters was largely the result of negative market pricing movements in the third quarter combined with ongoing amortization of the guaranteed serviced loan portfolio.  The primary cause for negative pricing trends commencing in the third quarter of 2021 was related to increasing levels of prepayment speeds combined with increased inventory levels in the market.

The net (loss) gain on loans accounted for under the fair value option totaled $(1.0) million for the third quarter of 2021, a $4.4 million decrease compared to the $3.4 million net gain for the third quarter of 2020 and a $2.2 million decrease compared to the net gain of $1.1 million for the second quarter of 2021. The decrease in valuation of loans accounted for under the fair value option over the third quarter of 2020 was also impacted by negative trending market conditions discussed above.

Net gains on sales of loans increased $6.2 million compared to the third quarter of 2020 and $2.6 million compared to the second quarter of 2021.  The average net gain on guaranteed loan sales was $91.0, $114.8, $110.2 thousand per million sold for the third quarter of 2021, second quarter of 2021 and third quarter of 2020, respectively. The quarter over quarter decrease in premiums is largely the result of the mix of loans being sold and to a lesser extent the above discussed negative market trends.  The volume of guaranteed loans sold increased to $201.9 million for the third quarter of 2021 compared to $130.9 million sold in the prior quarter.

Noninterest Expense

Noninterest expense for the third quarter of 2021 totaled $55.5 million compared to $42.7 million for the third quarter of 2020 and $57.6 million for the second quarter of 2021.  The primary drivers in noninterest expense changes are outlined below.

Salaries and employee benefits for the third quarter of 2021 increased to $28.2 million compared to $24.2 million for the third quarter of 2020 and decreased from $32.9 million for the second quarter of 2021.  The increase in salaries and employee benefits over the third quarter of 2020 was principally related to continued investment in human resources to support strategic and growth initiatives.  The decrease over the second quarter of 2021 was principally due to an additional bonus accrual during the second quarter of $4.0 million arising from the earnings associated with the earlier discussed second quarter gain resulting from the Company’s investment in Greenlight.

Travel expense for the third quarter of 2021 increased to $1.8 million compared to $250 thousand for the third quarter of 2020 and $1.5 million for the second quarter of 2021. The increase in travel expenses was largely related to supporting both loan origination volume and the customer base as travel restrictions have continued to ease in recent months.

Professional services expense increased to $4.3 million for the third quarter of 2021 compared to $1.3 million for the third quarter of 2020 and $3.3 million for the second quarter of 2021. The $2.9 million increase over the third quarter of 2020 was largely driven by an increase in legal fees.

Data processing expense for the third quarter of 2021 totaled $4.9 million compared to $3.0 million for the third quarter of 2020 and $4.2 million for the second quarter of 2021. The increase in 2021 was principally due to enhanced investments in the Company’s internal software technology resources.

Other expense for the third quarter of 2021 increased to $2.9 million compared to $2.1 million for the third quarter of 2020 and $3.1 million for the second quarter of 2021.  Included in the slight increase over the third quarter of 2020 was a $3.9 million accrual related to the earlier disclosed putative class action in Note 10 of the Company’s Report on Form 10-Q for the quarterly period ended June 30, 2021, for which the Company entered into a final settlement agreement on October 12, 2021.  Largely offsetting this $3.9 million accrual in the third quarter of 2021 is a $3.7 million receivable related to an insurance recovery in regards to the same litigation.

Asset Quality

During the third quarter of 2021, the Company recognized net charge-offs for loans carried at historical cost of $2.5 million compared to $10.1 million in the third quarter of 2020 and $2.4 million in the second quarter of 2021. The decrease in net charge-offs for the third quarter of 2021 compared to the third quarter of 2020 was principally the result of a third quarter of 2020 reclassification of fifteen hotel loans from held for investment to held for sale totaling $81.2 million in net investment.  This third quarter of 2020 reclassification resulted in a write down reflected in charge-offs of $9.8 million.  Net charge-offs as a percentage of average held for investment loans and leases carried at historical cost, annualized, for the quarters ended September 30, 2021 and 2020 and June 30, 2021, was 0.21%, 1.03% and 0.21%, respectively.

Unguaranteed nonperforming (nonaccrual) loans and leases, excluding $6.3 million and $5.5 million accounted for under the fair value option at September 30, 2021, and June 30, 2021, respectively, decreased to $20.4 million, or 0.43% of loans and leases held for investment which are carried at historical cost, at September 30, 2021, compared to $22.5 million, or 0.48%, at June 30, 2021.

The unguaranteed exposure of foreclosed assets decreased $264 thousand to $191 thousand at September 30, 2021, compared to June 30, 2021.  Foreclosed assets decreased $910 thousand to $883 thousand at September 30, 2021, compared to June 30, 2021.

Provision for Loan and Lease Credit Losses

The provision for loan and lease credit losses for the third quarter of 2021 totaled $4.3 million compared to a provision of $10.3 million for the third quarter of 2020 and $7.8 million for the second quarter of 2021.  The lower provision expense in the third quarter of 2021 was primarily the result of continued improvement in forecasts related to employment and default expectations combined with the effects of the earlier discussed portfolio performance metrics, outpacing the impact of the growing loan and lease portfolio.

The allowance for credit losses on loans and leases totaled $59.7 million at September 30, 2021, compared to $57.8 million at June 30, 2021. The allowance for credit losses on loans and leases as a percentage of total loans and leases held for investment carried at historical cost was 1.26% and 1.23% at September 30, 2021, and June 30, 2021, respectively.  The allowance for credit losses on loans and leases as a percentage of total loans and leases held for investment carried at historical cost continues to be influenced by the 100% guaranteed PPP loans.

Income Tax

Income tax expense and related effective tax rate was $9.4 million and 21.7% for the third quarter of 2021, $11.7 million and 25.7% for the third quarter of 2020, and $12.6 million and 16.5% for the second quarter of 2021, respectively. The effective tax rate for the third quarter of 2021 is principally influenced by renewable energy tax credit investment activities.

The lower level of income tax expense for the third quarter of 2021 compared to the second quarter of 2021 was primarily the product of a decrease of $32.9 million in income before taxes arising largely from the earlier discussed second quarter Greenlight gain.

Shareholders’ Equity

Total shareholders’ equity increased by $32.1 million, or 4.9%, during the third quarter of 2021.  This increase was primarily due to net income.

Conference Call

Live Oak will host a conference call to discuss quarterly results at 9:00 a.m. ET tomorrow morning (October 28, 2021). Media representatives, analysts and the public are invited to listen to this discussion by calling (844) 743-2494 (domestic) or (661) 378-9528 (international) with conference ID 8796489. A live webcast of the conference call along with presentation materials referenced during the conference call will be available on the Investor Relations page of the Company’s website at http://investor.liveoakbank.com. A replay of the conference call will also be available until November 4, 2021 and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international).

Important Note Regarding Forward-Looking Statements

Statements in this press release that are based on other than historical data or that express the Company’s plans or expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include changes in Small Business Administration (“SBA”) rules, regulations or loan products, including the Section 7(a) program, changes in SBA standard operating procedures or changes in Live Oak Banking Company's status as an SBA Preferred Lender; changes in rules, regulations or procedures for other government loan programs, including those of the United States Department of Agriculture; the potential impacts of the Coronavirus Disease 2019 (COVID-19) pandemic on trade (including supply chains and export levels), travel, employee productivity and other economic activities that may have a destabilizing and negative effect on financial markets, economic activity and customer behavior; a reduction in or the termination of the Company's ability to use the technology-based platform that is critical to the success of its business model, including a failure in or a breach of operational or security systems; competition from other lenders; the Company's ability to attract and retain key personnel; market and economic conditions and the associated impact on the Company; operational, liquidity and credit risks associated with the Company's business; the impact of heightened regulatory scrutiny of financial products and services and the Company's ability to comply with regulatory requirements and expectations; adverse results, including related fees and expenses, from pending or future lawsuits, government investigations or private actions; and the other factors discussed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov). Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

About Live Oak Bancshares, Inc.

Live Oak Bancshares, Inc. (Nasdaq: LOB) is a financial holding company and the parent company of Live Oak Bank.  Live Oak Bancshares and its subsidiaries partner with businesses that share a groundbreaking focus on service and technology to redefine banking. To learn more, visit www.liveoakbank.com.

Contacts:

William C. (BJ) Losch, III | CFO | Investor Relations | 910.765.9966

Claire Parker | SVP Corporate Communications | Media Relations | 910.597.1592

Live Oak Bancshares, Inc.

Quarterly Statements of Income (unaudited)

(Dollars in thousands, except per share data)

	Three months ended					3Q 2021 Change vs.
	3Q 2021	2Q 2021	1Q 2021	4Q 2020	3Q 2020	2Q 2021	3Q 2020
Interest income						%	%
Loans and fees on loans	$89,388	$84,780	$84,993	$79,166	$70,621	5.4	26.6
Investment securities, taxable	3,174	2,975	2,929	3,345	4,123	6.7	(23.0)
Other interest earning assets	224	244	303	529	334	(8.2)	(32.9)
Total interest income	92,786	87,999	88,225	83,040	75,078	5.4	23.6
Interest expense
Deposits	14,159	14,820	16,944	19,195	22,155	(4.5)	(36.1)
Borrowings	892	1,717	1,331	1,544	1,560	(48.0)	(42.8)
Total interest expense	15,051	16,537	18,275	20,739	23,715	(9.0)	(36.5)
Net interest income	77,735	71,462	69,950	62,301	51,363	8.8	51.3
Provision for (recovery of) loan and lease credit losses	4,319	7,846	(873)	8,634	10,274	(45.0)	(58.0)
Net interest income after provision for (recovery of) loan and lease credit losses	73,416	63,616	70,823	53,667	41,089	15.4	78.7
Noninterest income
Loan servicing revenue	6,278	6,218	6,434	6,684	6,803	1.0	(7.7)
Loan servicing asset revaluation	(5,878)	(3,181)	1,493	(5,756)	2,061	(84.8)	(385.2)
Net gains on sales of loans	18,860	16,234	11,929	14,976	12,690	16.2	48.6
Net (loss) gain on loans accounted for under the fair value option	(1,030)	1,135	4,218	(4,759)	3,403	(190.7)	(130.3)
Equity method investments income (loss)	(1,250)	(2,278)	(1,157)	(8,739)	(1,231)	45.1	(1.5)
Equity security investments gains (losses), net	176	44,253	105	107	14,705	(99.6)	(98.8)
Gain on sale of investment securities available-for-sale, net	—	—	—	—	1,225	—	(100.0)
Lease income	2,527	2,616	2,599	2,615	2,634	(3.4)	(4.1)
Management fee income	1,489	1,473	1,934	2,206	1,296	1.1	14.9
Other noninterest income	4,104	3,641	3,502	3,469	3,458	12.7	18.7
Total noninterest income	25,276	70,111	31,057	10,803	47,044	(63.9)	(46.3)
Noninterest expense
Salaries and employee benefits	28,202	32,900	31,366	29,477	24,203	(14.3)	16.5
Travel expense	1,819	1,549	659	1,056	250	17.4	627.6
Professional services expense	4,251	3,329	3,831	1,691	1,346	27.7	215.8
Advertising and marketing expense	1,631	875	652	973	552	86.4	195.5
Occupancy expense	2,042	2,224	2,112	2,302	2,079	(8.2)	(1.8)
Data processing expense	4,867	4,234	3,894	3,414	3,009	15.0	61.7
Equipment expense	4,567	4,385	4,354	4,002	4,314	4.2	5.9
Other loan origination and maintenance expense	3,489	3,307	3,327	3,173	2,669	5.5	30.7
Renewable energy tax credit investment impairment	60	—	3,127	—	—	—	—
FDIC insurance	1,670	1,704	1,765	2,147	2,095	(2.0)	(20.3)
Other expense	2,861	3,051	3,185	4,200	2,133	(6.2)	34.1
Total noninterest expense	55,459	57,558	58,272	52,435	42,650	(3.6)	30.0
Income before taxes	43,233	76,169	43,608	12,035	45,483	(43.2)	(4.9)
Income tax expense (benefit)	9,394	12,587	4,181	(17,553)	11,703	(25.4)	(19.7)
Net income	$33,839	$63,582	$39,427	$29,588	$33,780	(46.8)	0.2
Earnings per share
Basic	$0.78	$1.48	$0.92	$0.72	$0.83	(47.3)	(6.0)
Diluted	$0.76	$1.41	$0.88	$0.68	$0.81	(46.1)	(6.2)
Weighted average shares outstanding
Basic	43,329,889	43,173,312	42,673,615	41,320,851	40,542,696
Diluted	45,040,690	45,062,392	44,696,850	43,333,707	41,549,632

Live Oak Bancshares, Inc.

Quarterly Balance Sheets (unaudited)

(Dollars in thousands)

	As of the quarter ended					3Q 2021 Change vs.
	3Q 2021	2Q 2021	1Q 2021	4Q 2020	3Q 2020	2Q 2021	3Q 2020
Assets						%	%
Cash and due from banks	$336,362	$428,907	$630,081	$297,167	$608,826	(21.6)	(44.8)
Federal funds sold	10,672	9,917	5,461	21,153	25,924	7.6	(58.8)
Certificates of deposit with other banks	6,000	6,000	6,500	6,500	7,250	—	(17.2)
Investment securities available-for-sale	861,377	817,896	775,177	750,098	765,777	5.3	12.5
Loans held for sale (1)	1,042,756	1,064,911	1,076,741	1,175,470	1,190,200	(2.1)	(12.4)
Loans and leases held for investment (2)	5,418,611	5,441,423	5,456,754	5,144,930	5,037,094	(0.4)	7.6
Allowance for credit losses on loans and leases	(59,681)	(57,848)	(52,417)	(52,306)	(44,210)	(3.2)	(35.0)
Net loans and leases	5,358,930	5,383,575	5,404,337	5,092,624	4,992,884	(0.5)	7.3
Premises and equipment, net	244,212	249,069	253,774	259,267	253,737	(2.0)	(3.8)
Foreclosed assets	883	1,793	4,185	4,155	3,264	(50.8)	(72.9)
Servicing assets	33,968	36,966	37,744	33,918	37,831	(8.1)	(10.2)
Other assets	242,181	244,152	223,875	231,951	207,688	(0.8)	16.6
Total assets	$8,137,341	$8,243,186	$8,417,875	$7,872,303	$8,093,381	(1.3)	0.5
Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing	$77,026	$89,768	$75,794	$75,287	$58,771	(14.2)	31.1
Interest-bearing	6,739,587	6,431,065	6,240,210	5,637,541	5,647,273	4.8	19.3
Total deposits	6,816,613	6,520,833	6,316,004	5,712,828	5,706,044	4.5	19.5
Borrowings	575,021	1,012,431	1,465,961	1,542,093	1,747,083	(43.2)	(67.1)
Other liabilities	56,284	52,575	45,550	49,532	56,090	7.1	0.3
Total liabilities	7,447,918	7,585,839	7,827,515	7,304,453	7,509,217	(1.8)	(0.8)
Shareholders’ equity
Preferred stock, no par value, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—	—	—	—
Class A common stock (voting)	304,085	299,809	298,525	298,890	325,753	1.4	(6.7)
Class B common stock (non-voting)	5,404	5,404	7,330	11,729	26,106	—	(79.3)
Retained earnings	371,869	339,011	275,377	235,724	207,400	9.7	79.3
Accumulated other comprehensive income	8,065	13,123	9,128	21,507	24,905	(38.5)	(67.6)
Total shareholders' equity	689,423	657,347	590,360	567,850	584,164	4.9	18.0
Total liabilities and shareholders’ equity	$8,137,341	$8,243,186	$8,417,875	$7,872,303	$8,093,381	(1.3)	0.5

(1)

Includes $27.4 million, $29.0 million, $35.9 million, $36.1 million and $30.4 million measured at fair value for the quarters ended September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020, respectively.

(2)

Includes $698.0 million, $743.2 million, $790.8 million, $815.4 million and $845.7 million measured at fair value for the quarters ended September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020, respectively.

Live Oak Bancshares, Inc.

Statements of Income (unaudited)

(Dollars in thousands, except per share data)

	Nine months ended
	September 30, 2021	September 30, 2020
Interest income
Loans and fees on loans	$259,161	$191,604
Investment securities, taxable	9,078	11,671
Other interest earning assets	771	2,093
Total interest income	269,010	205,368
Interest expense
Deposits	45,923	70,531
Borrowings	3,940	2,415
Total interest expense	49,863	72,946
Net interest income	219,147	132,422
Provision for loan and lease credit losses	11,292	32,024
Net interest income after provision for loan and lease credit losses	207,855	100,398
Noninterest income
Loan servicing revenue	18,930	19,916
Loan servicing asset revaluation	(7,566)	(4,202)
Net gains on sales of loans	47,023	34,497
Net gain (loss) on loans accounted for under the fair value option	4,323	(8,324)
Equity method investments income (loss)	(4,685)	(5,952)
Equity security investments gains (losses), net	44,534	14,802
Gain on sale of investment securities available-for-sale, net	—	1,880
Lease income	7,742	7,893
Management fee income	4,896	4,146
Other noninterest income	11,247	10,541
Total noninterest income	126,444	75,197
Noninterest expense
Salaries and employee benefits	92,468	83,048
Travel expense	4,027	2,395
Professional services expense	11,411	4,668
Advertising and marketing expense	3,158	2,537
Occupancy expense	6,378	6,455
Data processing expense	12,995	8,930
Equipment expense	13,306	13,601
Other loan origination and maintenance expense	10,123	7,617
Renewable energy tax credit investment impairment	3,187	—
FDIC insurance	5,139	5,326
Other expense	9,097	5,664
Total noninterest expense	171,289	140,241
Income before taxes	163,010	35,354
Income tax expense	26,162	5,399
Net income	$136,848	$29,955
Earnings per share
Basic	$3.18	$0.74
Diluted	$3.05	$0.73
Weighted average shares outstanding
Basic	43,061,642	40,461,479
Diluted	44,936,014	41,248,866

Live Oak Bancshares, Inc.

Quarterly Selected Financial Data

(Dollars in thousands, except per share data)

	As of and for the three months ended
	3Q 2021	2Q 2021	1Q 2021	4Q 2020	3Q 2020
Income Statement Data
Net income	$33,839	$63,582	$39,427	$29,588	$33,780
Per Common Share
Net income, basic	$0.78	$1.48	$0.92	$0.72	$0.83
Net income, diluted	0.76	1.41	0.88	0.68	0.81
Dividends declared	0.03	0.03	0.03	0.03	0.03
Book value	15.89	15.19	13.74	13.38	14.69
Tangible book value (1)	15.80	15.10	13.65	13.28	14.30
Performance Ratios
Return on average assets (annualized)	1.64%	3.01%	1.98%	1.49%	1.67%
Return on average equity (annualized)	19.67	41.30	26.89	19.86	23.64
Net interest margin	3.99	3.63	3.81	3.33	2.77
Efficiency ratio (1)	53.84	40.66	57.69	71.73	43.89
Noninterest income to total revenue	24.54	49.52	30.75	14.78	47.15
Selected Loan Metrics
Loans and leases originated	$1,063,190	$1,153,693	$1,180,219	$808,010	$966,499
Guaranteed loans sold	201,903	130,858	136,747	110,588	114,731
Average net gain on sale of guaranteed loans	90.95	114.77	83.92	115.94	110.19
Adjusted average net gain on sale of guaranteed loans (2)	90.95	114.77	83.92	114.07	107.99
Outstanding balance of sold loans serviced:
Guaranteed	2,731,031	2,694,931	2,843,963	2,819,625	2,878,664
Unguaranteed	481,240	439,137	372,764	385,998	264,829
Total	3,212,271	3,134,068	3,216,727	3,205,623	3,143,493
Asset Quality Ratios
Allowance for credit losses to loans and leases held for investment (4)	1.26%	1.23%	1.12%	1.21%	1.05%
Net charge-offs (recoveries) (4)	$2,485	$2,417	$(984)	$537	$10,147
Net charge-offs (recoveries) to average loans and leases held for investment (3) (4)	0.21%	0.21%	(0.09)%	0.05%	1.03%
Nonperforming loans and leases (4) (5)	$49,338	$48,009	$57,371	$46,110	$46,749
Foreclosed assets	883	1,793	4,185	4,155	3,264
Nonperforming loans and leases (unguaranteed exposure) (4) (5)	20,450	22,458	24,738	20,078	20,153
Foreclosed assets (unguaranteed exposure)	191	455	941	935	642
Nonperforming loans and leases not guaranteed by the SBA and foreclosures (4) (5)	$20,641	$22,913	$25,679	$21,013	$20,795
Nonperforming loans, leases and foreclosures, not guaranteed by the SBA, to total assets (4) (5)	0.28%	0.31%	0.34%	0.30%	0.29%
Nonperforming loans accounted for under the fair value option	$43,011	$39,826	$40,234	$35,499	$47,434
Nonperforming loans accounted for under the fair value option (unguaranteed exposure)	6,303	5,503	5,838	5,387	7,495
Capital Ratios
Common equity tier 1 capital (to risk-weighted assets)	12.56%	12.45%	12.16%	12.15%	13.09%
Total capital (to risk-weighted assets)	13.71	13.63	13.32	13.39	14.19
Tier 1 risk based capital (to risk-weighted assets)	12.56	12.45	12.16	12.15	13.09
Tier 1 leverage capital (to average assets)	8.82	8.70	8.50	8.40	8.44

Notes to Quarterly Selected Financial Data

(1)  See accompanying GAAP to Non-GAAP Reconciliation.

(2)  Excludes fair value gain/loss on exchange-traded interest rate futures contracts.

(3)  Quarterly net charge-offs as a percentage of quarterly average loans and leases held for investment, annualized.

(4)  Excludes loans measured at fair value.

(5)  The quarters ended December 31, 2020 and September 30, 2020 exclude one $6.1 million hotel loan classified as held for sale.

Live Oak Bancshares, Inc.

Quarterly Average Balances and Net Interest Margin

(Dollars in thousands)

	Three Months Ended September 30, 2021			Three Months Ended June 30, 2021
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest earning assets:
Interest earning balances in other banks	$452,830	$221	0.19%	$514,232	$234	0.18%
Federal funds sold	9,260	3	0.13	29,199	10	0.14
Investment securities	808,697	3,174	1.56	764,017	2,975	1.56
Loans held for sale	1,098,940	15,090	5.45	1,134,259	15,216	5.38
Loans and leases held for investment (1)	5,366,088	74,298	5.49	5,447,839	69,564	5.12
Total interest earning assets	7,735,815	92,786	4.76	7,889,546	87,999	4.47
Less: allowance for credit losses on loans and leases	(56,411)			(51,994)
Non-interest earning assets	581,771			623,895
Total assets	$8,261,175			$8,461,447
Interest bearing liabilities:
Interest bearing checking	$—	$—	—%	$60,439	$86	0.57%
Savings	3,367,168	4,359	0.51	3,101,733	4,309	0.56
Money market accounts	104,576	74	0.28	104,826	82	0.31
Certificates of deposit	3,156,834	9,726	1.22	3,078,789	10,343	1.35
Total interest bearing deposits	6,628,578	14,159	0.85	6,345,787	14,820	0.94
Borrowings	818,511	892	0.43	1,368,742	1,717	0.50
Total interest bearing liabilities	7,447,089	15,051	0.80	7,714,529	16,537	0.86
Non-interest bearing deposits	79,006			85,824
Non-interest bearing liabilities	46,907			45,309
Shareholders' equity	688,173			615,785
Total liabilities and shareholders' equity	$8,261,175			$8,461,447
Net interest income and interest rate spread		$77,735	3.96%		$71,462	3.61%
Net interest margin			3.99			3.63
Ratio of average interest-earning assets to average interest-bearing liabilities			103.88%			102.27%

(1)Average loan and lease balances include non-accruing loans.

Live Oak Bancshares, Inc.

GAAP to Non-GAAP Reconciliation

(Dollars in thousands)

	As of and for the three months ended
	3Q 2021	2Q 2021	1Q 2021	4Q 2020	3Q 2020
Total shareholders’ equity	$689,423	$657,347	$590,360	$567,850	$584,164
Less:
Goodwill	1,797	1,797	1,797	1,797	1,797
Other intangible assets	2,065	2,103	2,141	2,179	2,218
Tangible shareholders’ equity (a)	$685,561	$653,447	$586,422	$563,874	$580,149
Shares outstanding (c)	43,381,014	43,264,460	42,951,344	42,452,446	40,575,982
Total assets	$8,137,341	$8,243,186	$8,417,875	$7,872,303	$8,093,381
Less:
Goodwill	1,797	1,797	1,797	1,797	1,797
Other intangible assets	2,065	2,103	2,141	2,179	2,218
Tangible assets (b)	$8,133,479	$8,239,286	$8,413,937	$7,868,327	$8,089,366
Tangible shareholders’ equity to tangible assets (a/b)	8.43%	7.93%	6.97%	7.17%	7.17%
Tangible book value per share (a/c)	$15.80	$15.10	$13.65	$13.28	$14.30
Efficiency ratio:
Noninterest expense (d)	$55,459	$57,558	$58,272	$52,435	$42,650
Net interest income	77,735	71,462	69,950	62,301	51,363
Noninterest income	25,276	70,111	31,057	10,803	47,044
Less: gain on sale of securities	—	—	—	—	1,225
Adjusted operating revenue (e)	$103,011	$141,573	$101,007	$73,104	$97,182
Efficiency ratio (d/e)	53.84%	40.66%	57.69%	71.73%	43.89%

Live Oak Bancshares, Inc.

GAAP to Non-GAAP Reconciliation (Continued)

(Dollars in thousands)

	Three Months Ended			Nine Months Ended
	3Q 2021	2Q 2021	3Q 2020	3Q 2021	3Q 2020
Reconciliation of net income to non-GAAP net income:
Net income	$33,839	$63,582	$33,780	$136,848	$29,955
Gain on sale of aircraft	—	—	—	(114)	—
Impairment on aircraft held for sale	—	—	1,019	—	1,019
Income tax effects and adjustments for non-GAAP items *	—	—	(245)	27	(245)
Non-GAAP net income	$33,839	$63,582	$34,554	$136,761	$30,729
* Estimated at 24.0%
Non-GAAP earnings per share:
Basic	$0.78	$1.48	$0.85	$3.18	$0.76
Diluted	$0.76	$1.41	$0.83	$3.04	$0.74
Weighted-average shares outstanding:
Basic	43,329,889	43,173,312	40,542,696	43,061,642	40,461,479
Diluted	45,040,690	45,062,392	41,549,632	44,936,014	41,248,866
Reconciliation of financial statement line items as reported to non-GAAP:
Noninterest income, as reported	$25,276	$70,111	$47,044	$126,444	$75,197
Gain on sale of aircraft	—	—	—	(114)	—
Noninterest income, non-GAAP	$25,276	$70,111	$47,044	$126,330	$75,197
Noninterest expense, as reported	$55,459	$57,558	$42,650	$171,289	$140,241
Impairment on aircraft held for sale	—	—	(1,019)	—	(1,019)
Noninterest expense, non-GAAP	$55,459	$57,558	$41,631	$171,289	$139,222
Income before taxes, as reported	$43,233	$76,169	$45,483	$163,010	$35,354
Gain on sale of aircraft	—	—	—	(114)	—
Impairment on aircraft held for sale	—	—	1,019	—	1,019
Income before taxes, non-GAAP	$43,233	$76,169	$46,502	$162,896	$36,373
Income tax expense, as reported	$9,394	$12,587	$11,703	$26,162	$5,399
Income tax effects and adjustments for non-GAAP items	—	—	245	(27)	245
Income tax expense, non-GAAP	$9,394	$12,587	$11,948	$26,135	$5,644

This press release presents the non-GAAP financial measures. The adjustments to reconcile from the non-GAAP financial measures to the applicable GAAP financial measure are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results. The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for period-to-period comparisons, which will assist regulators, investors, and analysts in analyzing the operating results or financial position of the Company. The non-GAAP financial measures are used by management to assess the performance of the Company’s business for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting the non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by shareholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.